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                                                          Exhibit (99)-4
                                                          ComEd Financing II
                                                          Form S-4 File No. 333-


                              ComEd Financing II
                               OFFER TO EXCHANGE
                                      Its
                       8.50% Series B Capital Securities
          Which Have Been Registered Under the Securities Act of 1933
                      for Any and All of Its Outstanding
                       8.50% Series A Capital Securities
               (Liquidation Amount $1,000 per Capital Security)

                                                              ____________, 1997


To Brokers, Dealers, Commercial
Banks, Trust Companies and
Other Nominees:

     We are enclosing herewith an offer by ComEd Financing II, a Delaware statutory business trust (the "Trust"), to exchange the Trust's new 8.50% Series B Capital Securities (the "New Capital Securities") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for any and all of the Trust's outstanding 8.50% Series A Capital Securities (the "Old Capital Securities"), upon the terms and subject to the conditions set forth in the accompanying Prospectus, dated ___________, 1997 (as the same amended and supplemented from time to time, the "Prospectus"), and related Letter of Transmittal (which together with the Prospectus constitutes the "Exchange Offer").

     The Exchange Offer provides a procedure for holders to tender the Old Capital Securities by means of guaranteed delivery.

     The Exchange Offer will expire at 5:00 p.m., New York City time, on __________, 1997, unless extended (the "Expiration Date"). Tendered Old Capital Securities may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date, if such Old Capital Securities have not previously been accepted for exchange pursuant to the Exchange Offer.

     Based on an interpretation by the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "SEC") as set forth in certain interpretive letters addressed to third parties in other transactions, Commonwealth Edison Company, an Illinois corporation ("ComEd"), and the Trust believe that a holder of Old Capital Securities (other than a holder who is (a) a broker-dealer who purchased the Old Capital Securities directly from the Trust to resell pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act, (b) a person participating in the distribution of the Old Capital Securities or (c) a person who is an "affiliate" of ComEd or the Trust) who exchanges Old Capital Securities in the Exchange Offer for New Capital Securities and then resells such New Capital Securities will be viewed by the staff no differently than a non-affiliated purchaser of registered securities who purchases such securities in a registered primary offering of securities and, after completion of such registered offering, may resell the New Capital Securities without further compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Capital Securities are
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acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. See "Brown & Wood LLP," SEC No-Action Letter (available February 7, 1997), "Shearman & Sterling," SEC No-Action Letter (available July 2, 1993), "Morgan Stanley & Co., Inc.," SEC No-Action Letter (available June 5, 1991) and "Exxon Capital Holding Corporation," SEC No-Action Letter (available May 13, 1988).

     The Exchange Offer is not conditioned on any minimum aggregate liquidation amount of Old Capital Securities being tendered except that Old Capital Securities may be tendered only in an aggregate liquidation amount of $1,000 (1 Old Capital Security) and integral multiples in excess thereof, provided that if any Old Capital Securities are tendered for exchange in part, the untendered aggregate liquidation amount thereof must be $100,000 (100 Old Capital Securities) or any integral multiple of $1,000 (1 Old Capital Security) in excess thereof.

     Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, ComEd and the Trust will not be required to accept for exchange, or to exchange, any New Capital Securities for any Old Capital Securities and may terminate the Exchange Offer (whether or not any Old Capital Securities have been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the conditions described in the Prospectus under "The Exchange Offer - Conditions of the Exchange Offer" have occurred or exist or have not been satisfied.

     For your information and for forwarding to your clients for whom you hold Old Capital Securities registered in your name or in the name of your nominee, we are enclosing the following documents:

          1.  A Prospectus, dated ____________, 1997.

          2. A Letter of Transmittal for your use and for the information of your clients.

          3. A printed form of letter which may be sent to your clients for whose accounts you hold Old Capital Securities registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer.

          4. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 of the Internal Revenue Service (included in the Letter of Transmittal after the instructions thereto).


                          WE URGE YOU TO CONTACT YOUR
                        CLIENTS AS PROMPTLY AS POSSIBLE.

     Any inquiries you may have with respect to the Exchange Offer may be addressed to, and additional copies of the enclosed materials may be obtained from, the Exchange Agent at the following telephone number: (___) ___-____.

                                            Very truly yours,


                                            ComEd Financing II


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     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU
AS THE AGENT OF THE TRUST, COMED, THE EXCHANGE AGENT OR ANY OTHER PERSON, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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